News Release	Contact:
For Immediate Release	Anna Austin, EVP, Corporate Communications (636) 534-2271 Email: investor.relations@tlcvision.com

TLCVision Reports First Quarter 2006 Financial Results;

On Target With Refractive Expansion Strategy

and Reaffirms Full Year Outlook

ST. LOUIS, MO, May 8, 2006: TLC Vision Corporation (NASDAQ:TLCV; TSX:TLC), North America’s premier eye care services company, today announced its financial results for the first quarter ended March 31, 2006. All dollar amounts are expressed in U.S. currency and results are reported in accordance with U.S. generally accepted accounting principles (U.S. GAAP) unless otherwise noted.

Editor’s Note: “Operating Business” (or “Operating”) is defined as TLCVision’s activities excluding the impact of the AMD segment, principally represented by our investment in OccuLogix, Inc. To provide maximum transparency for investors, Operating Business financial results are listed separately from consolidated results in this press release.

“TLCVision saw overall revenue growth and generated solid earnings in the first quarter,” said Jim Wachtman, President and Chief Executive Officer. “This was achieved despite a slowdown in the overall refractive industry and costs associated with our refractive expansion strategy, as previously guided. The quarter’s financial performance, including significant revenue growth in our Other Healthcare Services, and the progress achieved thus far in our refractive expansion, give us confidence that TLCVision is delivering on our growth strategy. We are reaffirming our 2006 financial guidance.”

FIRST QUARTER HIGHLIGHTS:

•	Over 9% consolidated revenue growth, with additional benefit from LASIK Select and TruVision projected for the second quarter.

•	Over 20% revenue growth in Other Healthcare Services, excluding the AMD segment.

•	Solid earnings contribution, even during this period of expansion investment.

•	Operating cash flow well above prior year, demonstrating continued strong cash generation and allowing us to fund our expansion strategy.

•	Five LASIK Select centers opened in the quarter, as guided, with a sixth center announced in early May.

•	TruVision integration progressing according to plan.

•	With the sale of OccuLogix stock in early April, we accomplished our long stated goal of reducing our ownership below 50%.

REVENUES

TLCVision’s first quarter consolidated net revenues were $77.6 million, an increase of over 9% from 2005, with revenues from the Operating Business up $7 million or 10%.

•	Total refractive revenues were up 7% to $58.9 million reflecting higher average selling prices in the centers business and the benefit of 2005 acquisitions. Total refractive procedures of 56,100 were down 4% overall and down 1% in our centers business, as demand softened across the entire industry compared to a strong first quarter in 2005. Center revenues were 10% higher during the quarter, while access revenues were down by 4% due to lower demand in both the mobile and fixed site businesses.

•	Other Healthcare Services revenues (excluding AMD) increased 21% to $18.7 million, with strong growth in our cataract business of 24%. Vision Source grew by 18% over the same period in 2005.

EARNINGS

Consolidated: Net income for the first quarter was $2.7 million, including the OccuLogix loss from operations of $2.8 million.

Operating Business: Net income from the Operating Business before AMD was $5.5 million or $0.08 per share. These results compare with a 2005 pro forma net income of $7.0 million or $0.10 per share (after adjusting reported 2005 results for the book tax rate of 38% and stock compensation expense). Net income decreased from the prior year in large part due to the previously guided investments in its new value priced strategy and selected marketing at premium centers of $1.2 million during the quarter.

STRONG CASH GENERATION

Consolidated: Consolidated operating cash flow was $9.0 million ($0.13 per share) for the first quarter, and ending cash and short-term investments totaled $75.6 million.

Operating Business: Operating cash flow from the Operating Business before AMD in the first quarter was $13.8 million ($0.20 per share), up $2.1 million or 17% for the same period in 2005. The Company continues to maintain a strong financial position, with cash and short-term investments for the Operating Business totaling $39.1 million.

“We are very pleased with the continued strong cash flow generated from our businesses, which combined with our strong balance sheet, positions the Company to fund its growth strategy,” said Jim Wachtman.

2006 OPERATING BUSINESS FINANCIAL GUIDANCE

•	2006 net revenues of between $308 million and $318 million, or a growth of between 19% and 23% from full year 2005 results.

•	Fully diluted pre-tax earnings per share of between $0.33 and $0.36, including an estimated $1.1 million impact from FAS 123R, and anticipated costs of $0.03 related to our rollout of LASIK Select.

•	Fully-taxed earnings per share of between $0.20 to $0.22, reflecting a book income tax expense at a 40% effective rate.

•	Operating cash flow per share of between $0.58 and $0.62.

CONFERENCE CALL

TLCVision is pleased to invite all interested parties to participate in a conference call during which these results will be discussed. The call will be held today, May 8, at 4:30 pm Eastern Time at 1-877-888-3490. The call will also be broadcast live and archived on the Company’s web site at www.tlcv.com under the “Webcasts” link in the Investor Relations section. In addition, the live web cast will be available at various other popular portals and financial web sites.

About TLCVision

TLCVision is North America’s premier eye care services company, providing eye doctors with the tools and technologies needed to deliver high-quality patient care. Through its centers management and technology access service models, and its managed care contracting strength, TLCVision maintains leading positions in Refractive, Cataract and Optometric Services markets. More information about TLCVision can be found on the website at .

Forward Looking Statements

This press release contains certain forward looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934, which statements can be identified by the use of forward looking terminology, such as “may”, “will”, “expect”, ”intend”, “anticipate”, “estimate”, “predict”, “plans” or “continue” or the negative thereof or other variations thereon or comparable terminology referring to future events or results. The Company’s actual results could differ materially from those anticipated in these forward looking statements as a result of numerous factors, including the timing of expenditures, effects of competition, changes to pricing, acquisitions and expansion opportunities, any of which could cause actual results to vary materially from current results or TLCVision’s anticipated future results. See the Company’s reports filed with the Canadian Securities Regulators and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward looking statements. TLCVision assumes no obligation to update the information contained in this press release.

TLC VISION CORPORATION
CONSOLIDATING STATEMENTS OF
OPERATIONS (UNAUDITED)
(In thousands except per
share amounts)
		Three Months
		EndedMarch 31, 2006			Three Months Ended March 31, 2005 (As Restated)

	Results Before AMD
	Segment	AMD Segment	Total TLCVision	Results Before AMD Segment	AMD Segment	Total TLCVision

Revenues:
Refractive:
Centers	$47,939	$—	$47,939	$43,765	$—	$43,765
Access	10,988	—	10,988	11,411	—	11,411
Other healthcare services	18,654	—	18,654	15,442	431	15,873

Total revenues	77,581	—	77,581	70,618	431	71,049
Cost of revenues:
Refractive:
Centers	31,888	—	31,888	28,529	—	28,529
Access	7,515	—	7,515	7,410	—	7,410
Other healthcare services	11,327	1,659	12,986	9,632	519	10,151

Total cost of revenues	50,730	1,659	52,389	45,571	519	46,090

Gross profit (loss)	26,851	(1,659)	25,192	25,047	(88)	24,959

General and administrative	9,068	1,759	10,827	7,046	1,879	8,925
Marketing and sales	6,802	169	6,971	4,812	185	4,997
Research and development, clinical and regulatory	—	1,475	1,475	—	1,344	1,344
Amortization of intangibles	864	—	864	1,011	—	1,011
Other	(357)	849	492	(535)	—	(535)
Total operating costs	16,377	4,252	20,629	12,334	3,408	15,742

Operating income (loss)	10,474	(5,911)	4,563	12,713	(3,496)	9,217
Interest income	647	366	1,013	716	356	1,072
Interest expense	(538)	—	(538)	(457)	(1)	(458)
Minority interests	(2,529)	2,715	186	(2,185)	1,499	(686)
Earnings from equity investments	923	—	923	659	—	659

Income (loss) before income taxes	8,977	(2,830)	6,147	11,446	(1,642)	9,804
Income tax expense	(3,435)	—	(3,435)	(3,077)	—	(3,077)

Net income (loss)	$5,542	$(2,830)	$2,712	$8,369	$(1,642)	$6,727

Earnings (loss) per share - diluted	$0.08	$(0.04)	$0.04	$0.12	$(0.03)	$0.09

Weighted average number of common shares outstanding - diluted	69,550	69,550	69,550	72,045	72,045	72,045
Note: The AMD segment primarily includes the Company’s majority interest in OccuLogix, Inc. (formerly Vascular Sciences Corp.).
TLC VISION CORPORATION
CONSOLIDATING BALANCE SHEETS
(In thousands)
		March 31, 2006
		(Unaudited)			December 31, 2005

	Results Before AMD			Results Before AMD Segment	AMD Segment
	Segment	AMD Segment	Total TLCVision	(Unaudited)	(Unaudited)	Total TLCVision

ASSETS
Current assets
Cash and cash equivalents	$30,911	$14,824	$45,735	$22,122	$9,607	$31,729
Short-term investments	8,200	21,712	29,912	6,550	31,663	38,213
Accounts receivable, net	20,981	560	21,541	20,056	527	20,583
Prepaid expenses, inventory and other	11,956	4,860	16,816	11,604	5,519	17,123

Total current assets	72,048	41,956	114,004	60,332	47,316	107,648
Intercompany	1,717	(1,717)	—	1,693	(1,693)	—
Restricted cash	1,010	—	1,010	975	—	975
Investments and other assets	20,110	—	20,110	19,838	—	19,838
Goodwill	100,021	—	100,021	99,402	—	99,402
Other intangible assets, net	23,102	205	23,307	23,886	135	24,021
Fixed assets, net	49,337	438	49,775	48,646	513	49,159

Total assets	$267,345	$40,882	$308,227	$254,772	$46,271	$301,043

LIABILITIES
Current liabilities
Accounts payable	$10,331	$92	$10,423	$10,517	$514	$11,031
Accrued liabilities	26,741	2,430	29,171	22,158	2,295	24,453
Current maturities of long-term debt	6,099	—	6,099	5,268	—	5,268

Total current liabilities	43,171	2,522	45,693	37,943	2,809	40,752
Long-term debt, less current maturities	12,115	—	12,115	12,665	—	12,665
Other long-term liabilities	3,198	—	3,198	3,427	—	3,427
Minority interests	14,512	19,107	33,619	14,284	21,510	35,794

Total liabilities	72,996	21,629	94,625	68,319	24,319	92,638
STOCKHOLDERS’ EQUITY
Common stock	422,315	30,898	453,213	419,936	30,767	450,703
Option and warrant equity	1,836	—	1,836	1,861	—	1,861
Accumulated deficit	(229,802)	(11,645)	(241,447)	(235,344)	(8,815)	(244,159)

Total stockholders’ equity	194,349	19,253	213,602	186,453	21,952	208,405

Total liabilities and stockholders’ equity	$267,345	$40,882	$308,227	$254,772	$46,271	$301,043

Note: The AMD segment primarily includes the Company’s majority interest in OccuLogix, Inc. (formerly Vascular Sciences Corp.).
TLC VISION CORPORATION
CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands except per share amounts)
		Three Months Ended March 31, 2006			Three Months Ended March 31, 2005 (As Restated)

	Results Before AMD
	Segment	AMD Segment	Total TLCVision	Results Before AMD Segment	AMD Segment	Total TLCVision

OPERATING ACTIVITIES
Net income (loss)	$5,542	$(2,830)	$2,712	$8,369	$(1,642)	$6,727
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	3,758	34	3,792	3,971	46	4,017
Reimbursements from investments in research and development
arrangements	(300)	—	(300)	—	—	—
Minority interests	2,529	(2,715)	(186)	2,185	(1,499)	686
Earnings from equity investments	(923)	—	(923)	(659)	—	(659)
Deferred taxes	2,131	—	2,131	2,506	—	2,506
Excess tax benefits from stock-based compensation expense	(1,710)	—	(1,710)	—	—	—
Loss (gain) on sales and disposals of fixed assets	32	29	61	(96)	—	(96)
Write-down of OccuLogix, Inc. inventory	—	1,625	1,625	—	—	—
Gain on sale of subsidiary	—	—	—	(319)	—	(319)
Non-cash compensation expense	426	186	612	69	—	69
Other	—	26	26	—	—	—
Changes in operating assets and liabilities, net of acquisitions and dispositions:	2,344	(1,225)	1,119	(4,254)	(2,872)	(7,126)

Cash from operating activities	13,829	(4,870)	8,959	11,772	(5,967)	5,805

INVESTING ACTIVITIES
Purchases of fixed assets	(2,349)	—	(2,349)	(2,681)	(46)	(2,727)
Proceeds from sales of fixed assets	26	—	26	454	—	454
Proceeds from divestitures of investments and subsidiaries, net	—	—	—	3,430	—	3,430
Distributions and loan payments received from equity investments	1,333	—	1,333	556	—	556
Reimbursements from investments in research and development
arrangements	300	—	300	—	—	—
Acquisitions and equity investments	(1,474)	—	(1,474)	(443)	—	(443)
Proceeds from sales of short-term investments	—	9,925	9,925	34,350	4,400	38,750
Purchases of short-term investments	(1,650)	—	(1,650)	(4,685)	(9,561)	(14,246)
Other	14	(71)	(57)	(125)	—	(125)

Cash from investing activities	(3,800)	9,854	6,054	30,856	(5,207)	25,649

FINANCING ACTIVITIES
Restricted cash movement	(35)	—	(35)	23	—	23
Principal payments of debt financing and capital leases	(1,071)	—	(1,071)	(4,219)	—	(4,219)
Proceeds from debt financing	83	—	83	1,117	—	1,117
Excess tax benefits from stock-based compensation expense	1,710	—	1,710	—	—	—
Distributions to minority interests	(2,184)	—	(2,184)	(1,977)	—	(1,977)
Proceeds from issuances of common stock	257	—	257	1,077	—	1,077
Proceeds from issuances of OccuLogix, Inc. stock	—	233	233	—	217	217

Cash from financing activities	(1,240)	233	(1,007)	(3,979)	217	(3,762)

Net increase (decrease) in cash and cash equivalents during the period	8,789	5,217	14,006	38,649	(10,957)	27,692
Cash and cash equivalents, beginning of period	22,122	9,607	31,729	15,847	17,588	33,435

Cash and cash equivalents, end of period	$30,911	$14,824	$45,735	$54,496	$6,631	$61,127

Operating cash flow per diluted share	$0.20	$(0.07)	$0.13	$0.16	$(0.08)	$0.08
Note: The AMD segment primarily includes the Company’s majority interest in OccuLogix, Inc. (formerly Vascular Sciences Corp.).